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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): November 8, 2006

                         VYTERIS HOLDINGS (NEVADA), INC.
             (Exact Name of Registrant as Specified in its Charter)



         Nevada                     000-32741                    84-1394211
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(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
    of Incorporation)                                       Identification No.)



 13-01 Pollitt Drive, Fair Lawn, NJ                                    07410
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(Address of principal executive offices)                             (Zip Code)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (201) 703-2299
        -----------------------------------------------------------------


        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [  ]     Written communications pursuant to Rule 425 under the
Securities Act (17 CFR 230.425)

         [  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange
Act (17 CFR 240.14a-12)

         [  ]     Pre-commencement communications pursuant to Rule 14d-2(b)
under the Exchange Act (17 CFR 240.14d-2(b))

         [  ]     Pre-commencement communications pursuant to Rule 13e-4(c)
under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES

On November 8, 2006, Vyteris Holdings (Nevada), Inc. (the "Company") accepted and entered into stock purchase agreements (the "November Financing") with certain investors ("Investors") pursuant to which the Company will issue to such Investors upon receipt of funds a total of (i) 13,000,000 shares of common stock and (ii) 6,500,000 warrants, each of which may be exercised for two years from the date of issuance to purchase an additional share of common stock for $0.45 per share. These securities were offered to each Investor in "units" of two shares of common stock and one warrant at a purchase price of $0.50 per unit. The Company will raise a total of $3.25 million through the sale of such units in the November Financing, and together with the closing on October 5, 2006 (the "October Financing," and together with the November Financing, the "Financings"), a total of $5.75 million. Each warrant is callable by the Company when the bid price of the common stock trades at or above $1.00 per share for twenty consecutive trading days. These securities were issued in a private placement exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of that act.

In addition, on November 8, 2006, the Company accepted and entered into registration rights agreements with each of the Investors. Pursuant to these agreements, the Company will prepare and use its best efforts to file a registration statement with the Securities and Exchange Commission on or before the 90th calendar day following the closing date of such purchase. The registration statement will cover the resale of all the common stock issued to the Investors, as well as the resale of all the common stock issuable upon the exercise of the warrants issued to the Investors.

In connection with the Financings, and pursuant to that certain advisory consulting agreement between the Company and International Capital Advisory Inc. ("ICA"), the Company will issue to ICA (or its affiliates) 7,100,000 shares of common stock.

Pursuant to that certain finders agreement between the Company and ICA, dated as of September 13, 2006, the Company will pay ICA a cash fee of $225,000 in connection with its efforts in finding Investors for the November Financing.

The Company will pay Spencer Trask Ventures, Inc. ("Spencer Trask") a cash fee of $100,000 in connection with its efforts in finding Investors for the November Financing.

In conjunction with the November Financing, the Company will issue to ICA warrants to purchase up to 450,000 units, and to Spencer Trask warrants to purchase up to 200,000 units. The exercise price of each warrant is equal to the purchase price paid by the investors for the units. The registration rights agreement described above also will cover the resale of the common stock and the warrants to be issued to ICA and Spencer Trask pursuant to their agreements with the Company.

Pursuant to certain standstill agreements with Spencer Trask Specialty Group, LLC, Qubit Holdings, LLC, Palisades Master Fund LP, and Satellite Strategic Finance

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Associates, LLC (on behalf of itself and Satellite Strategic Finance Partners,
Ltd.), which were described in a Current Report on Form 8-K filed on October 12, 2006, the Company has paid $1,462,500 of the proceeds of the November Financing to such parties to be applied against the principal payments due on the Company's senior debentures.


                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        VYTERIS HOLDINGS  (NEVADA), INC.



                           By: /s/ Patrick McKiernan
                               --------------------------------------
                               Name: Patrick McKiernan
                               Title:  Vice President of Operations and
                                       Principal Accounting Officer


Dated:  November 14, 2006

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